UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 6, 2015

HESS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	No. 1-1204	No. 13-4921002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 Avenue of the Americas

New York, New York 10036

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 997-8500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2015, the Board of Directors (the “Board”) of Hess Corporation (the “Company”), upon the recommendation of the Compensation and Management Development Committee of the Board, adopted the Amended and Restated 2008 Long-Term Incentive Plan (the “Amended and Restated Plan”), subject to the requisite stockholder approval. At the Company’s Annual Meeting of Stockholders held on May 6, 2015 (the “2015 Annual Meeting”), stockholders approved the Amended and Restated Plan.

The Amended and Restated Plan increased the number of shares of the Company’s common stock that may be issued under the plan by 9,000,000 shares and modified the share counting provisions of the plan to expressly prohibit certain liberal share counting methods. Under the Amended and Restated Plan, a maximum of 38,000,000 shares of the Company’s common stock will be available for delivery, plus up to 2,864,875 shares of common stock subject to outstanding options or other awards under the Company’s Second Amended and Restated 1995 Long-Term Incentive Plan that are forfeited or are otherwise settled or terminated without a distribution of shares on or after March 24, 2015, subject to adjustment for certain changes in the Company’s capital structure. The Amended and Restated Plan will continue in effect until all shares of common stock available under the plan are delivered and all restrictions on those shares have lapsed, unless the plan is terminated earlier by the Board. However, no awards may be granted under the Amended and Restated Plan on or after May 7, 2018.

A brief summary of the Amended and Restated Plan is included under “Proposal 4: Approval of the Amended and Restated 2008 Long-Term Incentive Plan” in the Company’s 2015 Proxy Statement (the “2015 Proxy Statement”) filed with the Securities and Exchange Commission on April 2, 2015. The foregoing summary description of the Amended and Restated Plan is subject to, and qualified in its entirety by reference to, the full text of the Amended and Restated Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company’s 2015 Annual Meeting was held on May 6, 2015. The following is a summary of the matters voted on at the meeting and the voting results for each matter:

Proposal 1 – Election of Directors. Each of the following ten director nominees received at least 93.3% of the votes cast and were elected as directors for the ensuing one-year term or until their successors are elected or appointed:

Name	For	Against	Abstain	Broker Non-Votes
Rodney F. Chase	233,054,641	2,807,275	784,739	19,079,697
Terrence J. Checki	235,061,413	881,507	703,735	19,079,697
Harvey Golub	233,630,884	2,274,511	741,260	19,079,697
John B. Hess	234,993,181	969,261	684,213	19,079,697
Edith E. Holiday	220,167,241	15,775,889	703,525	19,079,697
Risa Lavizzo-Mourey	233,524,030	2,332,431	790,194	19,079,697
David McManus	231,669,496	4,254,105	723,054	19,079,697
John H. Mullin III	233,922,376	1,982,364	741,915	19,079,697
James H. Quigley	234,365,682	1,563,697	717,276	19,079,697
Robert N. Wilson	232,277,500	3,649,736	719,419	19,079,697

Proposal 2 – Advisory Vote on Executive Compensation. The proposal to approve (on an advisory basis) the compensation of the Company’s named executive officers, as disclosed in the 2015 Proxy Statement, received the vote of 96.4% of the shares present in person or represented by proxy and entitled to vote at the meeting.

For	228,202,740
Against	7,391,278
Abstain	1,052,637
Broker Non-Votes	19,079,697

Proposal 3 – Ratification of Independent Auditors. The proposal to ratify the appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2015, received the vote of 98.8% of the shares present in person or represented by proxy and entitled to vote at the meeting.

For	252,598,870
Against	2,420,019
Abstain	707,463

Proposal 4 – Approval of the Amended and Restated 2008 Long-Term Incentive Plan. The proposal to approve the Amended and Restated Plan received the vote of 96.5% of the shares present in person or represented by proxy and entitled to vote at the meeting.

For	228,360,686
Against	7,398,394
Abstain	887,575
Broker Non-Votes	19,079,697

Proposal 5 – Stockholder Proposal Regarding Proxy Access. The stockholder proposal recommending that the Company adopt a proxy access by-law received the vote of 50.5% of the shares present in person or represented by proxy and entitled to vote at the meeting.

For	119,517,383
Against	114,398,657
Abstain	2,730,393
Broker Non-Votes	19,079,919

Proposal 6 – Stockholder Proposal Regarding Carbon Asset Risk Report. The stockholder proposal recommending that the Company prepare a scenario analysis report regarding carbon asset risk received the vote of 23.3% of the shares present in person or represented by proxy and entitled to vote at the meeting.

For	55,052,633
Against	154,169,897
Abstain	27,423,903
Broker Non-Votes	19,079,919

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibit

10.1	Amended and Restated 2008 Long-Term Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2015

HESS CORPORATION

	By:	/s/ Timothy B. Goodell
	Name:	Timothy B. Goodell
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated 2008 Long-Term Incentive Plan.